Exhibit 99.1

OceanTech Acquisitions I Corp. Confirms Funding to Extend Period to Consummate Initial Business Combination

New York – June 27, 2023 – OceanTech Acquisitions I Corp. (“OceanTech” or the “Company”) (Nasdaq: OTEC/OTECU/OTECW), a special purpose acquisition company, today announced that on June 27, 2023 it caused to be deposited $30,000 into the Company’s trust account for its public stockholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from July 2, 2023 to August 2, 2023 (the “Extension”). The Extension is the second of twelve one-month extensions permitted under the Company’s governing documents.

About OceanTech Acquisitions I Corp.

OceanTech is a blank check company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, with a focus on companies in the technology industry. The Company is sponsored by Aspire Acquisition LLC.

Contacts

Investor Relations

Lena Cati

The Equity Group, Inc.

(212) 836-9611

lcati@equityny.com